As filed with the Securities and Exchange Commission on November 9, 2006
                                                      Registration No.333-116683
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                        POST-EFFECTIVE AMENDMENT NO. 1 to

                                    FORM S-3/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              Peoples Bancorp Inc.
             (Exact name of Registrant as specified in its charter)
                                 ---------------

                   Ohio                                   31-0987416
      (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                Identification No.)


           138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738
                                 (740) 373-3155
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                 ---------------

                                                     Copy to:
     Charles R. Hunsaker, Esq.             Elizabeth Turrell Farrar, Esq.
       Peoples Bancorp Inc.              Vorys, Sater, Seymour and Pease LLP
 138 Putnam Street, P.O. Box 738                  52 East Gay Street
      Marietta, Ohio 45750-0738                  Columbus, Ohio 43215
        (740) 374-6109                             (614) 464-5607
(Name, address, including zip code,
  and telephone number, including
  area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Under the terms of the registration rights agreement, dated as of April 30, 2004, with the persons who were shareholders of Putnam Agency, Inc., the obligation of Peoples Bancorp Inc. to keep this Registration Statement effective terminated on April 30, 2006. Under the terms of the registration rights agreement, dated as of May 28, 2004, with the persons who were shareholders of Barengo Insurance Agency, Inc., the obligation of Peoples Bancorp Inc. to keep this Registration Statement effective terminated on May 28, 2006. Peoples Bancorp Inc. is hereby amending this Registration Statement in order to remove from registration 303,459 of the common shares, without par value, which had been registered for sale by the selling shareholders identified in the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box. [   ]_________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. [   ]_________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]_________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]_________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the
following box. [   ]_________

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box. [   ]_________

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-116683) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

                     REMOVAL OF SECURITIES FROM REGISTRATION


         In accordance with the undertaking of Peoples Bancorp Inc. set forth in the Registration Statement on Form S-3 (Registration No. 333-116683), declared effective on July 2, 2004 (the "Registration Statement"), Peoples Bancorp Inc. is filing this Post-Effective Amendment No. 1 to remove from registration an aggregate of 303,459 common shares, without par value ("Common Shares"), previously registered under the Securities Act of 1933 pursuant to the Registration Statement, for sale by the selling shareholders named in the Registration Statement and the forms of prospectus filed by Peoples Bancorp Inc. with the Securities and Exchange Commission in connection with this Registration Statement (the "Selling Shareholders").

         Pursuant to the Registration Statement, 306,582 Common Shares were registered. These Common Shares were registered for sale by the Selling Shareholders as contemplated by the terms of: (a) the Registration Rights Agreement, dated as of April 30, 2004, with the persons who were shareholders of Putnam Agency, Inc. (the "Putnam Agreement"); and (b) the Registration Rights Agreement, dated as of May 28, 2004, with the persons who were shareholders of Barengo Insurance Agency, Inc. (the "Barengo Agreement"). Under the terms of the Putnam Agreement, the obligation of Peoples Bancorp Inc. to keep this Registration Statement effective in respect of the Common Shares subject to the Putnam Agreement terminated on April 30, 2006. Under the terms of the Barengo Agreement, the obligation of Peoples Bancorp Inc. to keep this Registration Statement effective in respect of the Common Shares subject to the Barengo Agreement terminated on May 28, 2006. An aggregate of 3,123 Common Shares have been sold by the Selling Shareholders pursuant to the Registration Statement. In accordance with the undertaking mentioned above, Peoples Bancorp Inc. hereby removes from registration the remaining 303,459 Common Shares previously registered pursuant to the Registration Statement.

                  [Remainder of page intentionally left blank;
                         signatures on following page.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-116683 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on November 9, 2006.

                                    PEOPLES BANCORP INC.


                           /s/ By:  MARK F. BRADLEY
                                    -------------------------------------
                                    Mark F. Bradley
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-116683 has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                   Title                                     Date
------------------------------------          --------------------------------------          -----------------

/s/ Mark F. Bradley                           President, Chief Executive Officer and          November 9, 2006
------------------------------------          Director (Principal Executive Officer)
Mark F. Bradley

/s/ Joseph H. Wesel*                          Chairman of the Board and Director              November 9, 2006
------------------------------------
 Joseph H. Wesel

/s/ Paul T. Theisen*                          Vice Chairman of the Board and Director         November 9, 2006
------------------------------------
 Paul T. Theisen

/s/ George W. Broughton*                      Director                                        November 9, 2006
------------------------------------
 George W. Broughton

/s/ Frank L. Christy*                         Director                                        November 9, 2006
------------------------------------
 Frank L. Christy

/s/ Wilford D. Dimit*                         Director                                        November 9, 2006
------------------------------------
 Wilford D. Dimit

/s/ Thomas J. Wolf*                           Director                                        November 9, 2006
------------------------------------
 Thomas J. Wolf

/s/ Donald J. Landers, Jr.                    Chief Financial Officer and Treasurer           November 9, 2006
------------------------------------          (Principal Financial Officer and
 Donald J. Landers, Jr.                       Principal Accounting Officer)


---------------------------
* By Mark F. Bradley pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney were previously filed on June 21, 2004, with the Securities and Exchange Commission in Exhibit 24.1 to the Registration Statement on Form S-3 (Registration No. 333-116683).

/s/ MARK F. BRADLEY
---------------------------------
    Mark F. Bradley
    Attorney-in-Fact